QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.13

INSTRUCTIONS

BACK-UP WITHHOLDING; SUBSTITUTE FORM W-9; FORMS W-8

U.S. STOCKHOLDERS—SUBSTITUTE FORM W-9

    U.S. federal income tax law requires that a holder whose tendered Great Lakes shares are accepted for exchange must provide the exchange agent (as "Payor") with his or her correct taxpayer identification number ("TIN") on the Substitute Form W-9 included herein, which, in the case of a holder who is an individual, is his or her social security number. IF THE EXCHANGE AGENT IS NOT PROVIDED WITH THE CORRECT TIN OR AN ADEQUATE BASIS FOR EXEMPTION, THE HOLDER MAY BE SUBJECT TO A PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE ("IRS").

    Exempt holders (including, among others, corporations and financial institutions) are not subject to these backup withholding and reporting requirements. See the section entitled "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

    To prevent backup withholding, each tendering holder must provide his or her correct TIN by completing the Substitute Form W-9 included herein, certifying that the TIN provided is correct (or that such holder is awaiting a TIN), that the holder is a U.S. person or resident alien, and that (1) the holder is exempt from backup withholding, (2) the holder has not been notified by the IRS that he or she is subject to backup withholding as a result of the failure to report all interest or dividends or (3) the IRS has notified the holder that he or she is no longer subject to backup withholding. If the certificate(s) representing Great Lakes shares are in more than one name or are not in the name of the actual owner, consult the guidelines for information on which TIN to report. If you do not have a TIN, consult the guidelines for instructions of applying for a TIN, check the box of the Substitute Form W-9 (Part 3) indicating that you have applied for and are awaiting receipt of your TIN, write "Applied For" in the space for the Social Security number or Employer Identification Number and complete the Certification of Payee Awaiting Taxpayer Identification Number in order to avoid backup withholding. Notwithstanding that there is a check in the box indicating that you have applied for and are awaiting receipt of your TIN, you have written "Applied For" in the space for the Social Security number or Employer Identification Number and the Certification of Awaiting Taxpayer Identification Number is completed, the exchange agent will backup withhold from the cash payments equal to or in excess of $20 made in lieu of fractional shares of OSCA Class B common stock pursuant to the exchange offer, and if the TIN is provided within 60 days, such amount will be refunded. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

    Great Lakes stockholders who acquired their shares at different times may have different tax bases in their Great Lakes shares, and should consult their tax advisors as to the possibility of identifying the specific Great Lakes shares surrendered in the exchange offer in order to establish the tax basis of the shares of OSCA Class B common stock issued in exchange for Great Lakes shares surrendered.

NON-U.S. STOCKHOLDERS—FORMS W-8

    Tendering non-U.S. stockholders must complete and submit to the exchange agent, instead of the Substitute Form W-9, a Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding), a Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States), a Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding) or a Form W-8IMY (Certificate of Foreign Intermediary, Foreign Partnership, or Certain U.S. Branches for United States Tax Withholding) (each a "Form W-8" and, collectively, "Forms W-8"), as applicable. Forms W-8 and related instructions may be obtained from the exchange agent. If you are a non-U.S. stockholder, you should consult your tax advisor as to which

Forms W-8 you should complete. A TENDERING NON-U.S. STOCKHOLDER WHO DOES NOT COMPLETE, SIGN AND RETURN THE APPROPRIATE FORM W-8 TO THE EXCHANGE AGENT WILL BE SUBJECT TO U.S. FEDERAL BACKUP WITHHOLDING FROM CASH PAYMENTS EQUAL TO OR IN EXCESS OF $20 MADE IN LIEU OF FRACTIONAL SHARES OF OSCA CLASS B COMMON STOCK PURSUANT TO THE EXCHANGE OFFER. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
(Section references are to the Internal Revenue Code)

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR. Social Security numbers have nine digits separated by two hyphens, i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e., 00-0000000. The table below will help determine the number to give the payor.

FOR THIS TYPE OF ACCOUNT			GIVE THE SOCIAL SECURITY NUMBER OF:	FOR THIS TYPE OF ACCOUNT		GIVE THE EMPLOYER IDENTIFICATION NUMBER OF:

1.	Individual		The individual	6.	A valid trust, estate or pension trust	The legal entity (do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(3)
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)	7.	Corporate account	The corporation
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)	8.	Partnership account	The partnership
4.	a.	The usual revocable savings trust account (grantor is also the trustee)	The grantor-trustee(1)	9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	10.	A broker or registered nominee	The broker or nominee
5.	Sole proprietorship account		The owner(4)	11.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. (2) Circle the minor's name and furnish the minor's Social Security number. (3) List first and circle the name of the legal trust,

  estate, or pension trust. (4) Show the name of the owner, but you may also enter your business or "DBA" name.

NOTE:  If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

RESIDENT ALIENS:  If you are a resident alien and you do not have, and are not eligible to get, a Social Security number, your TIN is your IRS individual taxpayer identification number ("ITIN"). Enter it on the portion of the Substitute Form W-9 where the Social Security number would be entered. If you do not have an ITIN, see "Obtaining Number" below.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

    If you do not have a "TIN", apply for one immediately. To apply, obtain Form SS-5, Application for a Social Security Card, from your local office of the Social Security Administration, or Form SS-4, Application for Employer Identification Number, from the IRS by calling 1-800-829-3676 or by visiting the IRS's Internet web site at www.irs.gov. Resident aliens who are not eligible to get a Social Security number and need an ITIN should obtain Form W-7, Application for IRS Individual Taxpayer Identification Number, from the IRS by calling 1-800-829-3676 or visiting the IRS's Internet Web site at www.irs.gov.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL payments include the following:

  •
  A corporation.

  •
  A financial institution.

  •
  An organization exempt from tax under section 501(a), an individual retirement account, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

  •
  The United States or any agency or instrumentality thereof.

  •
  A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

  •
  A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  •
  An international organization or any agency or instrumentality thereof.

  •
  A dealer in securities or commodities required to register in the U.S., the District of Columbia, or a possession of the U.S.

  •
  A real estate investment trust.

  •
  A common trust fund operated by a bank under section 584(a).

  •
  An exempt charitable remainder trust under section 664, or a non-exempt trust described in section.

  •
  An entity registered at all times under the Investment Company Act of 1940.

  •
  A foreign central bank of issue.

  •
  A middleman known in the investment community as a nominee or custodian.

    Payments of dividends not generally subject to backup withholding include the following:

  •
  Payments to nonresident aliens subject to withholding under section 1441.

  •
  Payments to partnerships not engaged in a trade or business in the U.S. and that have at least one nonresident alien partner.

  •
  Payments of patronage dividends where the amount received is not paid in money.

  •
  Payments made by certain foreign organizations.

  •
  Section 404(k) distributions made by an ESOP.

    Payments of interest not generally subject to backup withholding include the following:

  •
  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct TIN to the payor.

  •
  Payments of tax-exempt interest (including exempt-interest dividends under section 852).

  •
  Payments described in section 6049(b)(5) to nonresident aliens.

  •
  Payments on tax-free covenant bonds under section 1451.

  •
  Payments made by certain foreign organizations.

  •
  Mortgage or student loan interest paid to you.

    Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the Treasury regulations under those sections.

    PRIVACY ACT NOTICE—Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt or contributions you made to an IRA or MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are required to file a tax return. Backup withholding applies to taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to the payor. Certain penalties may also apply.

PENALTIES

    (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER—If you fail to furnish your correct TIN to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

    (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING—If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

    (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION—Wilfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
CONSULTANT OR THE IRS.

QuickLinks

  Exhibit 99.13
INSTRUCTIONS
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 (Section references are to the Internal Revenue Code)
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.